Spark Energy, Inc. Reports Fourth Quarter and Full Year 2020 Financial Results
HOUSTON, March 3, 2021 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the year ended December 31, 2020.
Key Business Highlights
•Recorded $24.7 million in Adjusted EBITDA, $49.0 million in Retail Gross Margin, and $8.8 million in Net Income for the fourth quarter 2020
•Recorded $106.6 million in Adjusted EBITDA, $196.5 million in Retail Gross Margin, and $68.2 million in Net Income for the year ended 2020
•Total liquidity of $168.2 million

"2020 was the strongest year yet for Spark and we have continued to improve the quality of our customer book. We have pivoted away from high usage, lower margin C&I contracts which has led to stronger average unit margins, partially offsetting the decrease in volumes compared to 2019. Our overall customer book is much healthier. Despite the winter storm that happened in Texas in the middle of February, we believe Spark Energy will be successful in 2021," said Keith Maxwell, Spark's Chief Executive Officer and Chairman of the Board.
In February 2021, the U.S. experienced winter storm Uri, an unprecedented storm bringing extreme cold temperatures to the central U.S., including Texas. As a result of increased power demand for customers across the state of Texas and power generation disruptions during the weather event, power and ancillary costs in the Electric Reliability Council of Texas ("ERCOT") service area reached or exceeded maximum allowed clearing prices. At the time of filing these consolidated financial statements, we expect the impact of winter storm Uri will result in a significant loss that will be reflected in our first quarter 2021 results of operations. However, uncertainty exists with respect to the financial impact of the weather event due in part to outstanding pricing and volume settlement data from ERCOT; the results of formal disputes regarding pricing and volume settlement data received to date, for which we are exploring all legal options; and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas. Possible action may include resettling pricing across the supply chain (i.e. fuel supply, wholesale pricing of generation, or allocating the financial impacts of market-wide load shed ratably across all retail market participants). During the winter storm Uri event, we were required to post a significant amount of collateral with ERCOT. Despite these posting requirements, we consistently maintained, and continue to maintain, sufficient liquidity to conduct our operations in the ordinary course.
Summary Fourth Quarter 2020 Financial Results

Net income for the quarter ended December 31, 2020, was $8.8 million, heavily impacted by G&A savings quarter over quarter. This compares to a net loss of $0.7 million for the quarter ended December 31, 2019.
For the quarter ended December 31, 2020, Spark reported Adjusted EBITDA of $24.7 million compared to Adjusted EBITDA of $25.7 million for the quarter ended December 31, 2019. The slight decrease in Adjusted EBITDA was due to lower gross margin quarter over quarter, partially offset by decreases in G&A expenses and Customer Acquisition Cost.

For the quarter ended December 31, 2020, Spark reported Retail Gross Margin of $49.0 million compared to Retail Gross Margin of $64.3 million for the quarter ended December 31, 2019. This decrease is attributable to fewer customers in our overall portfolio.

Summary Full Year 2020 Financial Results
Net income for the year ended December 31, 2020, was $68.2 million compared to net income of $14.2 million for the year ended December 31, 2019. The increase compared to the prior year was primarily the result of the non-cash mark-to-market accounting associated with the hedges we put in place to lock in margins on our retail contracts, along with a decrease in G&A. We had a mark-to-market gain this year of $14.3 million, compared to a mark-to-market loss of $24.9 million a year ago.
For the year ended December 31, 2020, Spark reported Adjusted EBITDA of $106.6 million compared to Adjusted EBITDA of $92.4 million for the year ended December 31, 2019. The increase was primarily due to decreases in expenses year over year. 2020 saw reductions across the board pertaining to cost to serve, operations, legal, bad debt and Customer Acquisitions Costs.
For the year ended December 31, 2020, Spark reported Retail Gross Margin of $196.5 million compared to Retail Gross Margin of $220.7 million for the year ended December 31, 2019. The decrease was primarily attributable to lower volume due to the shift away from large C&I contracts. However, the shift in the customer mix towards more residential contracts not only reduces the risk in the portfolio, but also has a positive impact on our G&A and balance sheet.
Liquidity and Capital Resources

December 31,
($ in thousands)	2020
Cash and cash equivalents	$71,684
Senior Credit Facility Availability (1) (2)	71,467
Subordinated Debt Facility Availability (3)	25,000
Total Liquidity	$168,151
(1)     Reflects amount of Letters of Credit that could be issued based on existing covenants as of December 31, 2020.
(2) On January 19, 2021, we increased the total commitments under our Senior Credit Facility from $202.5 million to $227.5 million, which will positively affect liquidity in future quarters.
(3)    The availability of the Subordinated Facility is dependent on our Founder's willingness and ability to lend.
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on March 15, 2021, and $0.546875 per share of Series A Preferred Stock payable on April 15, 2021.
Conference Call and Webcast
Spark will host a conference call to discuss fourth quarter and full year 2020 results on Thursday, March 4, 2021, at 10:00 AM Central Time (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at https://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 100 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding the impacts of COVID-19 and the 2021 severe weather event, strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release and the related earnings call are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•evolving risks, uncertainties and impacts relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential for continuing negative impacts of COVID-19 on economies and financial markets;
•changes in commodity prices;
•the sufficiency of risk management and hedging policies and practices;
•the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•our ability to borrow funds and access credit markets;
•restrictions in our debt agreements and collateral requirements;
•credit risk with respect to suppliers and customers;
•changes in costs to acquire customers as well as actual attrition rates;
•accuracy of billing systems;
•our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•competition; and
•the “risk factors” described in "Item 1A— Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2020.

All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019
(in thousands, except share counts)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$71,684	$56,664
Restricted cash	—	1,004
Accounts receivable, net of allowance for doubtful accounts of $3,942 and $4,797 as of December 31, 2020 and 2019, respectively	70,350	113,635
Accounts receivable—affiliates	5,053	2,032
Inventory	1,496	2,954
Fair value of derivative assets	311	464
Customer acquisition costs, net	5,764	8,649
Customer relationships, net	12,077	13,607
Deposits	5,655	6,806
Renewable energy credit asset	20,666	24,204
Other current assets	11,818	6,109
Total current assets	204,874	236,128
Property and equipment, net	3,354	3,267
Fair value of derivative assets	—	106
Customer acquisition costs, net	306	9,845
Customer relationships, net	5,691	17,767
Deferred tax assets	27,960	29,865
Goodwill	120,343	120,343
Other assets	4,139	5,647
Total Assets	$366,667	$422,968
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$27,322	$48,245
Accounts payable—affiliates	826	1,009
Accrued liabilities	34,164	37,941
Renewable energy credit liability	19,549	33,120
Fair value of derivative liabilities	7,505	19,943
Other current liabilities	1,295	1,697
Total current liabilities	90,661	141,955
Long-term liabilities:
Fair value of derivative liabilities	227	495
Long-term portion of Senior Credit Facility	100,000	123,000
Other long-term liabilities	30	217
Total liabilities	190,918	265,667
Commitments and contingencies (Note 14)
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 shares issued and 3,567,543 shares outstanding at December 31, 2020 and 3,707,256 shares issued and 3,677,318 outstanding at December 31, 2019	87,288	90,015
Stockholders' equity:
Common Stock :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 14,771,878 shares issued and 14,627,284 shares outstanding at December 31, 2020 and 14,478,999 shares issued and 14,379,553 shares outstanding at December 31, 2019	148	145
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 20,800,000 issued and outstanding at December 31, 2020 and 20,800,000 issued and outstanding at December 31, 2019	209	209
Additional paid-in capital	55,222	51,842
Accumulated other comprehensive (loss)/income	(40)	(40)
Retained earnings	11,721	1,074
Treasury stock, at cost, 144,594 at December 31, 2020 and 99,446 shares at December 31, 2019	(2,406)	(2,011)
Total stockholders' equity	64,854	51,219
Non-controlling interest in Spark HoldCo, LLC	23,607	16,067
Total equity	88,461	67,286
Total Liabilities, Series A Preferred Stock and stockholders' equity	$366,667	$422,968

SPARK ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 and 2018
(in thousands, except per share data)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Retail revenues	$555,547	$810,954	$1,001,417
Net asset optimization (expense) revenues	(657)	2,771	4,511
Total revenues	554,890	813,725	1,005,928
Operating expenses:
Retail cost of revenues	344,592	615,225	845,493
General and administrative	90,734	133,534	111,431
Depreciation and amortization	30,767	40,987	52,658
Total operating expenses	466,093	789,746	1,009,582
Operating income (loss)	88,797	23,979	(3,654)
Other (expense)/income:
Interest expense	(5,266)	(8,621)	(9,410)
Gain on disposal of eRex	—	4,862	—
Interest and other income	423	1,250	749
Total other (expense)/income	(4,843)	(2,509)	(8,661)
Income (loss) before income tax expense	83,954	21,470	(12,315)
Income tax expense	15,736	7,257	2,077
Net income (loss)	$68,218	$14,213	$(14,392)
Less: Net income (loss) attributable to non-controlling interest	38,928	5,763	(13,206)
Net income (loss) attributable to Spark Energy, Inc. stockholders	$29,290	$8,450	$(1,186)
Less: Dividend on Series A preferred stock	7,441	8,091	8,109
Net income (loss) attributable to stockholders of Class A common stock	$21,849	$359	$(9,295)
Other comprehensive (loss) income, net of tax:
Currency translation (loss) gain	—	(102)	31
Other comprehensive (loss) income	—	(102)	31
Comprehensive income (loss)	$68,218	$14,111	$(14,361)
Less: Comprehensive income (loss) attributable to non-controlling interest	38,928	5,703	(13,188)
Comprehensive income (loss) attributable to Spark Energy, Inc. stockholders	$29,290	$8,408	$(1,173)

Net income (loss) attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$1.50	$0.03	$(0.69)
Diluted	$1.48	$0.02	$(0.69)

Weighted average shares of Class A common stock outstanding
Basic	14,555	14,286	13,390
Diluted	14,715	14,568	13,390

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018
(in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$68,218	$14,213	$(14,392)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	30,767	41,002	51,436
Deferred income taxes	1,905	(6,929)	(2,328)
Stock based compensation	2,503	5,487	5,879
Amortization of deferred financing costs	1,210	1,275	1,291
Change in fair value of earnout liabilities	—	(1,328)	(1,715)
Excess tax expense (benefit) related to restricted stock vesting	—	50	(101)
Bad debt expense	4,692	13,532	10,135
Loss on derivatives, net	23,386	67,749	18,170
Current period cash settlements on derivatives, net	(37,414)	(41,919)	11,038
Gain on disposal of eRex	—	(4,862)	—
Other	—	(776)	(882)
Changes in assets and liabilities:
Decrease in accounts receivable	37,960	23,699	2,692
(Increase) decrease in accounts receivable—affiliates	(3,020)	526	859
Decrease in inventory	1,458	924	674
Increase in customer acquisition costs	(1,513)	(18,685)	(13,673)
(Increase) decrease in prepaid and other current assets	(2,120)	9,250	(14,033)
Decrease (increase) in other assets	288	55	(335)
(Decrease) increase in accounts payable and accrued liabilities	(37,297)	(8,620)	10,301
Decrease in accounts payable—affiliates	(184)	(1,455)	(2,158)
Increase (decrease) in other current liabilities	1,180	(1,459)	(3,050)
(Decrease) increase in other non-current liabilities	(188)	6	41
Decrease in intangible assets—customer acquisitions	—	—	(86)
Net cash provided by operating activities	91,831	91,735	59,763
Cash flows from investing activities:
Purchases of property and equipment	(2,154)	(1,120)	(1,429)
Cash paid for acquisitions	—	—	(17,552)
Acquisition of Starion Customers	—	(5,913)	—
Disposal of eRex investment	—	8,431	—
Net cash (used in) provided by investing activities	(2,154)	1,398	(18,981)
Cash flows from financing activities:
Proceeds from (buyback) issuance of Series A Preferred Stock, net of issuance costs paid	(2,282)	(743)	48,490
Payment to affiliates for acquisition of customer book	—	(10)	(7,129)
Borrowings on notes payable	612,000	356,000	417,300
Payments on notes payable	(635,000)	(362,500)	(403,050)
Earnout Payments	—	—	(1,607)
Net paydown on subordinated debt facility	—	(10,000)	—
Payments on the Verde promissory note	—	(2,036)	(13,422)
Payment for acquired customers	(972)	—	—
Payment of employee tax related to restricted stock vesting	(1,107)	(1,348)	(2,895)
Proceeds from disgorgement of stockholders short-swing profits	—	55	244
Payment of Tax Receivable Agreement Liability	—	(11,239)	(6,219)
Payment of dividends to Class A common stockholders	(10,569)	(10,382)	(9,783)
Payment of distributions to non-controlling unitholders	(29,450)	(34,794)	(35,478)
Payment of Preferred Stock dividends	(7,886)	(8,106)	(7,014)
Purchase of Treasury Stock	(395)	—	—
Net cash used in financing activities	(75,661)	(85,103)	(20,563)

Increase in Cash and cash equivalents and Restricted Cash	14,016	8,030	20,219
Cash and cash equivalents and Restricted cash—beginning of period	57,668	49,638	29,419
Cash and cash equivalents and Restricted cash—end of period	$71,684	$57,668	$49,638
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$46	$92	$(123)
Holdback for Verde Note—Indemnified Matters	$—	$4,900	$—
Write-off of tax benefit related to tax receivable agreement liability—affiliates	$—	$4,384	$—
Gain on settlement of tax receivable agreement liability—affiliates	$—	$16,336	$—
Tax benefit from tax receivable agreement	$—	$—	$(1,508)
Liability due to tax receivable agreement	$—	$—	$1,642

Cash paid during the period for:
Interest	$3,859	$6,634	$7,883
Taxes	$23,890	$7,516	$8,561

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE YEARS ENDED December 31, 2020, 2019 and 2018
(in thousands, except per unit operating data)
(unaudited)

	Year Ended December 31,
	2020	2019	2018
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$461,393	$688,451	$863,451
Retail Cost of Revenues	306,012	552,250	762,771
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	12,148	(24,339)	(23,988)
Retail Gross Margin (1) —Electricity	$143,233	$160,540	$124,668
Volumes—Electricity (MWhs)	4,049,543	6,416,568	8,630,653
Retail Gross Margin (2) —Electricity per MWh	$35.37	$25.02	$14.44

Retail Natural Gas Segment
Total Revenues	$94,154	$122,503	$137,966
Retail Cost of Revenues	38,580	62,975	82,722
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	2,334	(672)	(5,197)
Retail Gross Margin (1) —Gas	$53,240	$60,200	$60,441
Volumes—Gas (MMBtus)	11,100,446	14,543,563	16,778,393
Retail Gross Margin (2) —Gas per MMBtu	$4.80	$4.14	$3.60
(1) Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “—Non-GAAP Performance Measures” for a reconciliation of Retail Gross Margin to most directly comparable financial measures presented in accordance with GAAP.
(2) Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•our compliance with financial debt covenants

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.
APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$68,218	$14,213	$8,767	$(724)
Depreciation and amortization	30,767	40,987	6,683	9,024
Interest expense	5,266	8,621	1,033	2,229
Income tax expense	15,736	7,257	2,997	4,235
EBITDA	119,987	71,078	19,480	14,764
Less:
Net, losses on derivative instruments	(23,386)	(67,749)	(9,371)	(25,059)
Net, cash settlements on derivative instruments	37,729	42,820	4,732	9,305
Customer acquisition costs	1,513	18,685	(249)	5,077
Plus:
Non-cash compensation expense	2,503	5,487	369	1,433
Non-recurring legal and regulatory settlements	—	14,457	—	3,650
Gain on disposal of eRex	—	(4,862)	—	(4,862)
Adjusted EBITDA	$106,634	$92,404	$24,737	$25,662

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$91,831	$91,735	$7,883	$14,650
Amortization of deferred financing costs	(1,210)	(1,275)	(244)	(273)
Bad debt expense	(4,692)	(13,532)	(79)	(4,347)
Interest expense	5,266	8,621	1,033	2,229
Income tax expense	15,736	7,257	2,997	4,235
Changes in operating working capital
Accounts receivable, prepaids, current assets	(32,820)	(33,475)	15,481	16,883
Inventory	(1,458)	(924)	(300)	(626)
Accounts payable and accrued liabilities	36,301	11,534	(2,912)	(18,675)
Other	(2,320)	22,463	878	11,586
Adjusted EBITDA	$106,634	$92,404	$24,737	$25,662
Cash Flow Data:
Cash flows provided by operating activities	$91,831	$91,735	$7,883	$14,650
Cash flows (used in) provided by investing activities	$(2,154)	$1,398	$(935)	$7,888
Cash flows used in financing activities	$(75,661)	$(85,103)	$(10,644)	$(8,452)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2020	2019	2020	2019
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$88,797	$23,979	$12,667	$633
Plus:
Depreciation and amortization	30,767	40,987	6,683	9,024
General and administrative expense	90,734	133,534	24,647	39,182
Less:
Net asset optimization (expense) revenue	(657)	2,771	(338)	529
Losses on non-trading derivative instruments	(23,439)	(67,955)	(9,420)	(25,214)
Cash settlements on non-trading derivative instruments	37,921	42,944	4,768	9,267
Retail Gross Margin	$196,473	$220,740	$48,987	$64,257
Retail Gross Margin - Retail Electricity Segment	$143,233	$160,540	$34,092	$43,810
Retail Gross Margin - Retail Natural Gas Segment	$53,240	$60,200	$14,895	$20,447

Contact: Spark Energy, Inc.
Investors:
Mike Barajas, 832-200-3727
Media:
Kira Jordan, 832-255-7302